SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2011

ALERIS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-173180	27-1539680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 19, 2011, the Board of Directors of Aleris International, Inc. declared a cash dividend of approximately $100.0 million to its parent company, Aleris Corporation. On October 19, 2011, the Board of Directors of Aleris Corporation declared a cash dividend of $3.20 per share on its common stock, par value $0.01 per share, to Aleris Corporation’s stockholders of record as of October 28, 2011. A copy of the press release announcing the dividend by Aleris Corporation is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 20, 2011

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: October 20, 2011	/s/ Scott A. McKinley
By: Scott A. McKinley
Its: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 20, 2011